EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 23, 2016, relating to the financial statements and financial highlights which appear in the October 31, 2016 Annual Reports to Shareholders of the Goldman Sachs Multi-Manager Alternatives Fund, the Goldman Sachs Multi-Manager Global Equity Fund, the Goldman Sachs Multi-Manager Real Assets Strategy Fund, the Goldman Sachs Multi-Manager Non-Core Fixed Income Fund, the Multi-Manager U.S. Dynamic Equity Fund, the Multi-Manager U.S. Small Cap Equity Fund, the Multi-Manager International Equity Fund, the Goldman Sachs Target Date 2020 Portfolio, the Goldman Sachs Target Date 2025 Portfolio, the Goldman Sachs Target Date 2030 Portfolio, the Goldman Sachs Target Date 2035 Portfolio, the Goldman Sachs Target Date 2040 Portfolio, the Goldman Sachs Target Date 2045 Portfolio, the Goldman Sachs Target Date 2050 Portfolio, and the Goldman Sachs Target Date 2055 Portfolio. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 28, 2017